UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2022

Brightwood Capital Corporation I

(Exact Name of Registrant as Specified in its Charter)

MARYLAND	814-01563	88-1977273
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

810 Seventh Avenue, 26th Floor

New York, New York 10019

(Address of Principal Executive Offices, Zip Code)

(646) 957-9525

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 1.01. Entry into a Material Definitive Agreement.

Effective as of December 23, 2022 (the “Closing Date”), Brightwood Capital Corporation I (the “Corporation”) entered into a revolving credit agreement (the “Revolving Credit Agreement”) by and among, inter alios, the Corporation as the initial borrower, City National Bank (“CNB”) as the initial lender, administrative agent (the “Administrative Agent”), lead arranger, and book manager.

The Revolving Credit Agreement provides for a maximum commitment of up to $100,000,000 subject to the terms set forth in the Revolving Credit Agreement. Under the Revolving Credit Agreement, an unused commitment fee at the rate of 0.25% per annum on the unused portion of the commitment of the lenders is payable by the Corporation to the Administrative Agent for the account of the lenders.

The proceeds of the loans under the Revolving Credit Agreement may be used to acquire portfolio investments and for such other uses as permitted under the Revolving Credit Agreement. Loans under the Revolving Credit Agreement will accrue interest at a rate per annum of (i) an Adjusted Term SOFR plus an applicable margin of 2.50%, (ii) Daily Simple SOFR plus an applicable margin of 2.50% or (iii) the Reference Rate plus an applicable margin of 1.50% (as the terms are defined in the Revolving Credit Agreement).

The maturity date is the earliest of: (a) December 22, 2024 (as such date may be extended for up to two additional terms of no longer than 364 days each, at the Corporation’s request and with the lenders’ consent); (b) the date upon which the Administrative Agent declares the Corporation’s obligations under the Revolving Credit Agreement due and payable after the occurrence of an event of default under the Revolving Credit Agreement; (c) 30 days prior to the termination of any Corporate Document (as defined in the Revolving Credit Agreement); and (d) the date upon which the Corporation terminates the commitments of all of the lenders pursuant to Section 3.6 of the Revolving Credit Agreement or otherwise.

The Revolving Credit Agreement includes customary covenants as well as usual and customary events of default for revolving credit facilities of this nature.

The description above is only a summary of the material provisions of the Revolving Credit Agreement and is qualified in its entirety by reference to a copy of the Revolving Credit Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1 Revolving Credit Agreement between Brightwood Capital Corporation I, as the initial borrower, and City National Bank as the Administrative Agent, sole lead arranger and initial lender, dated December 23, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brightwood Capital Corporation I

Dated: December 29, 2022	By:	/s/ Russell Zomback
	Name:	Russell Zomback
	Title:	Chief Financial Officer